Exhibit 16.1

January 24, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Usurf America Inc.'s statements included under Item 4.01 of its Form 8-K dated January 20, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Usurf America Inc.'s statement that our termination as the Company's principal accountants was approved by the Board of Directors.


                                        Very Truly,


                                        /s/ Hein & Associates LLP